                                                                   Exhibit 10(x)



                                                               EXECUTION VERSION

                               TERM LOAN AGREEMENT

                          dated as of January 15, 2008

                                     between

                          GPW VIRGINIA TIMBERLANDS LLC
                                   as Borrower

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                                       AND

                                  SUNTRUST BANK
                                    as Agent

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                                TABLE OF CONTENTS

ARTICLE I.    DEFINITIONS; CONSTRUCTION....................................    1
SECTION 1.01  DEFINITIONS..................................................    1
SECTION 1.02  ACCOUNTING TERMS AND DETERMINATION...........................   14
SECTION 1.03  TERMS GENERALLY..............................................   14

ARTICLE II.   AMOUNT AND TERMS OF THE COMMITMENT...........................   15
SECTION 2.01  TERM LOAN COMMITMENT.........................................   15
SECTION 2.02  INTEREST ELECTION............................................   15
SECTION 2.03  TERMINATION OF COMMITMENTS...................................   15
SECTION 2.04  REPAYMENT OF TERM LOAN.......................................   16
SECTION 2.05  OPTIONAL PREPAYMENTS.........................................   16
SECTION 2.06  MANDATORY PREPAYMENTS........................................   16
SECTION 2.07  INTEREST ON TERM LOAN........................................   16
SECTION 2.08  FEES.........................................................   17
SECTION 2.09  COMPUTATION OF INTEREST......................................   17
SECTION 2.10  INABILITY TO DETERMINE INTEREST RATES........................   17
SECTION 2.11  ILLEGALITY...................................................   18
SECTION 2.12  INCREASED COSTS..............................................   18
SECTION 2.13  FUNDING INDEMNITY............................................   19
SECTION 2.14  TAXES........................................................   19
SECTION 2.15  PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS..   21

ARTICLE III.  CONDITIONS PRECEDENT.........................................   23
SECTION 3.01  REPRESENTATIONS AND WARRANTIES...............................   23
SECTION 3.02  PERFORMANCE; NO DEFAULT......................................   23
SECTION 3.03  COMPLIANCE CERTIFICATES......................................   23
SECTION 3.04  OPINIONS OF COUNSEL..........................................   23
SECTION 3.05  INSTALLMENT SALE TRANSACTION; INITIAL CAPITALIZATION
              TRANSACTION..................................................   24
SECTION 3.06  TRANSACTION DOCUMENTS........................................   24
SECTION 3.07  COLLATERAL...................................................   25
SECTION 3.08  INTEREST RESERVE ACCOUNT AND COLLECTION ACCOUNT..............   25
SECTION 3.09  INTEREST RESERVE AMOUNT......................................   25
SECTION 3.10  TERM LOAN PERMITTED BY APPLICABLE LAW, ETC...................   25
SECTION 3.11  PAYMENT OF SPECIAL COUNSEL FEES..............................   26
SECTION 3.12  FUNDING INSTRUCTIONS.........................................   26
SECTION 3.13  PROCEEDINGS AND DOCUMENTS....................................   26

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES...............................   26
SECTION 4.01  ORGANIZATION; POWER AND AUTHORITY............................   26
SECTION 4.02  AUTHORIZATION, ETC...........................................   26
SECTION 4.03  DISCLOSURE...................................................   27
SECTION 4.04  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.........   27
SECTION 4.05  CLOSING DATE BALANCE SHEET; LIABILITIES......................   27
SECTION 4.06  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.................   27
SECTION 4.07  GOVERNMENTAL AUTHORIZATIONS, ETC.............................   27
SECTION 4.08  LITIGATION; OBSERVANCE OF STATUTES AND ORDERS................   28
SECTION 4.09  TAXES........................................................   28
SECTION 4.10  TITLE TO PROPERTY............................................   28
SECTION 4.11  LICENSES, PERMITS, ETC.......................................   28
SECTION 4.12  COMPLIANCE WITH ERISA........................................   28
SECTION 4.13  [Reserved]...................................................   29
SECTION 4.14  USE OF PROCEEDS; MARGIN REGULATIONS..........................   29


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

SECTION 4.15  INDEBTEDNESS.................................................   30
SECTION 4.16  SOLVENCY.....................................................   30
SECTION 4.17  ACTIVITIES...................................................   30
SECTION 4.18  FOREIGN ASSETS CONTROL REGULATIONS, ETC......................   30
SECTION 4.19  INVESTMENT COMPANY ACT.......................................   31

ARTICLE V.    AFFIRMATIVE COVENANTS........................................   31
SECTION 5.01  FINANCIAL AND BUSINESS INFORMATION...........................   31
SECTION 5.02  OFFICER'S CERTIFICATE........................................   32
SECTION 5.03  VISITATION...................................................   32
SECTION 5.04  COMPLIANCE WITH LAW..........................................   33
SECTION 5.05  INSURANCE....................................................   33
SECTION 5.06  MAINTENANCE OF PROPERTIES....................................   33
SECTION 5.07  PAYMENT OF TAXES.............................................   33
SECTION 5.08  CORPORATE EXISTENCE, ETC.....................................   33
SECTION 5.09  PAYMENT OF OBLIGATIONS.......................................   33
SECTION 5.10  BOOKS AND RECORDS............................................   34
SECTION 5.11  ACTIVITIES...................................................   34
SECTION 5.12  CHARACTERIZATION OF BORROWER FOR TAX PURPOSES................   34

ARTICLE VI.   NEGATIVE COVENANTS...........................................   34
SECTION 6.01  INDEBTEDNESS.................................................   34
SECTION 6.02  LIENS........................................................   34
SECTION 6.03  TRANSACTIONS WITH AFFILIATES.................................   34
SECTION 6.04  MERGER, CONSOLIDATION, ETC...................................   35
SECTION 6.05  LINE OF BUSINESS.............................................   35
SECTION 6.06  TERRORISM SANCTIONS REGULATIONS..............................   35
SECTION 6.07  INVESTMENTS..................................................   35
SECTION 6.08  DISTRIBUTIONS................................................   35
SECTION 6.09  CAPITAL EXPENDITURES.........................................   36
SECTION 6.10  BANKRUPTCY, INSOLVENCY.......................................   36
SECTION 6.11  AMENDMENTS AND MODIFICATIONS TO ORGANIZATIONAL DOCUMENTS
              AND COLLATERAL...............................................   36

ARTICLE VII.  EVENTS OF DEFAULT............................................   37
SECTION 7.01  EVENTS OF DEFAULT............................................   37
SECTION 7.02  REMEDIES ON DEFAULT, ETC.....................................   38

ARTICLE VIII. THE AGENT....................................................   39
SECTION 8.01  APPOINTMENT OF AGENT.........................................   39
SECTION 8.02  NATURE OF DUTIES OF AGENT....................................   40
SECTION 8.03  LACK OF RELIANCE ON THE AGENT................................   40
SECTION 8.04  CERTAIN RIGHTS OF THE AGENT..................................   40
SECTION 8.05  RELIANCE BY AGENT............................................   41
SECTION 8.06  THE AGENT IN ITS INDIVIDUAL CAPACITY.........................   41
SECTION 8.07  SUCCESSOR AGENT..............................................   41
SECTION 8.08  AUTHORIZATION TO EXECUTE OTHER LOAN DOCUMENTS................   42

ARTICLE IX.   MISCELLANEOUS................................................   42
SECTION 9.01  NOTICES......................................................   42
SECTION 9.02  WAIVER; AMENDMENTS...........................................   43
SECTION 9.03  EXPENSES; INDEMNIFICATION....................................   44
SECTION 9.04  SUCCESSORS AND ASSIGNS.......................................   45
SECTION 9.05  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS...   49
SECTION 9.06  WAIVER OF JURY TRIAL.........................................   49
SECTION 9.07  RIGHT OF SETOFF..............................................   50
SECTION 9.08  COUNTERPARTS; INTEGRATION....................................   50
SECTION 9.09  SURVIVAL.....................................................   50
SECTION 9.10  SEVERABILITY.................................................   51
SECTION 9.11  CONFIDENTIALITY..............................................   51


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

SECTION 9.12  INTEREST RATE LIMITATION.....................................   51
SECTION 9.13  QUALIFIED PURCHASER..........................................   52

Schedules
   Schedule 4.05 - Closing Date Balance Sheet
   Schedule 4.15 - Other Indebtedness

Exhibits
   Exhibit A     - Term Note
   Exhibit B     - Form of Glatfelter Note
   Exhibit C     - Form of Assignment and Acceptance

                               TERM LOAN AGREEMENT

          THIS TERM LOAN AGREEMENT (this "Agreement") is made and entered into as of January 15, 2008, by and between GPW VIRGINIA TIMBERLANDS LLC, a Delaware limited liability company (the "Borrower") the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Agent for the Lenders (in such capacity, the "Agent").

                                   WITNESSETH:

          WHEREAS, the Borrower has requested that the Lender make a term loan in a principal amount equal to $36,694,500.00 to the Borrower;

          WHEREAS, subject to the terms and conditions of this Agreement, the Lender is willing to make the term loan to the Borrower.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Agent, the Borrower and the Lenders agree as follows:

                      ARTICLE I. DEFINITIONS; CONSTRUCTION

          SECTION 1.01 DEFINITIONS.

     In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

          "ADJUSTED LIBO RATE" shall mean, with respect to each Interest Period for a Eurodollar Loan, the rate per annum obtained by dividing (i) LIBOR for such Interest Period by (ii) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

          "ADMINISTRATIVE QUESTIONNAIRE" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent duly completed by such Lender.

          "AFFILIATE" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Borrower.

          "AGENT" shall have the meaning set forth in the introductory paragraph hereof.

          "ANTI-TERRORISM ORDER" means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079
(2001), as amended.

          "APPLICABLE LENDING OFFICE" shall mean, for each Lender the "Lending Office" of such Lender (or an Affiliate of such Lender) designated in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Term Loan is to be made and maintained.

          "APPLICABLE MARGIN" shall mean 0.00% per annum on a Base Rate Loan and 1.20% per annum on a Eurodollar Loan.

          "APPROVED FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender.

          "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04(b)) and accepted by the Agent, in the form of Exhibit C attached hereto or any other form approved by the Agent.

          "AVAILABLE FUNDS" means, as of any date of determination, the amount by which cash on deposit in the Interest Reserve Account and the Collection Account, and Permitted Investments standing to the credit of the Interest Reserve Account or the Collection Account or otherwise subject to a perfected, first priority Lien in favor of the Collateral Trustee, exceeds the sum of (a) the amount of principal, interest and other sums in respect of the Term Loan that is due and payable within the 45 days following such date of determination, plus (b) the Interest Reserve Amount, plus (c) the amount of expenses projected by the Borrower in good faith to be due and payable on or prior to the last day of the immediately succeeding Interest Period as certified by a Responsible Officer of the Borrower to the Collateral Trustee.

          "BASE RATE" shall mean the higher of (i) the per annum rate which the Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%). The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate. Each change in the Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective. When used in reference to the Term Loan, "Base Rate" refers to whether the Term Loan bears interest at a rate determined by reference to the Base Rate (e.g., a "Base Rate Loan").

          "BORROWER" shall have the meaning in the introductory paragraph hereof.

          "BUSINESS DAY" shall mean (i) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia or Richmond, Virginia are authorized or required by law to close and (ii) if such day relates to a borrowing of, a payment or prepayment of principal or interest on, a conversion of, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any London Business Day.

          "CAPITALIZATION TRANSACTION" means, collectively, (a) the Initial Capitalization Transaction, (b) the purchase by the Borrower from Glatfelter on the date of Closing of a Glatfelter Note in the principal amount of $3,377,000.00 for a purchase price equal to 100% of the principal amount thereof, paid by the Borrower with proceeds of the Term Loan, and (c) the contribution by the Parent on the date of Closing of a Glatfelter Note in the principal amount of $5,781,000.00.

          "CHANGE IN LAW" shall mean (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by the Lender (or by the Lender's holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "CLOSING DATE" or the "CLOSING" shall mean the date on which the conditions precedent set forth in Article III have been satisfied or waived.

          "CLOSING DATE BALANCE SHEET" means the balance sheet of the Borrower as of the date of Closing, after giving effect and fully reflecting all of the transactions contemplated to occur on or prior to Closing, including, without limitation, the Capitalization Transaction, the Term Loan and the Closing Date Distribution.

          "CLOSING DATE DISTRIBUTION" means a cash distribution made by the Borrower to the Parent on the date of Closing in the amount of $32,377,500.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

          "COLLATERAL" means (a) the Installment Note, (b) the Letter of Credit,
(c) the Glatfelter Securities, (d) the Interest Reserve Account and all cash and other items from time to time standing to the credit of the Interest Reserve Account, (e) the Collection Account and all cash and other items from time to time standing to the credit of the Collection Account, (f) all rights of the Borrower under the Contribution Agreement, (g) all other assets of the Borrower, and (h) any and all proceeds of any of the foregoing.

          "COLLATERAL TRUSTEE" means SunTrust Bank, in its capacity as Collateral Trustee pursuant to the Collateral Trust Indenture.

          "COLLATERAL TRUST INDENTURE" means that certain Collateral Trust Indenture dated as of January 15, 2008 between the Collateral Trustee and the Borrower.

          "COMMITMENT" shall mean the Term Loan Commitment.

          "CONTRIBUTION AGREEMENT" means the Contribution Agreement, dated as of January 14, 2008, between the Parent and the Borrower.

          "CONTRIBUTION AGREEMENT EVENT" means (a) any representation or warranty made by the Parent in the Contribution Agreement proves to have been false or incorrect in any material respect on the date as of which made or (b) the Parent defaults in the performance of or compliance with any term in the Contribution Agreement to be performed by or complied with by the Parent and such defaults are not remedied within 30 days after the earlier of (i) a responsible officer of the Parent obtaining actual knowledge of such default and
(ii) the Parent receiving written notice of such default.

          "DEFAULT" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

          "DEFAULT INTEREST" shall have the meaning set forth in Section
2.07(b).

          "DOLLAR(S)" and the sign "$" shall mean lawful money of the United States of America.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Borrower under section 414 of the Code.

          "EURODOLLAR" when used in reference to the Term Loan, refers to whether the Term Loan bears interest at a rate determined by reference to the Adjusted LIBO Rate (e.g., a "Eurodollar Loan").

          "EURODOLLAR RESERVE PERCENTAGE" shall mean the aggregate (without duplication) of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Lender is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under

Regulation D). Any Eurodollar Loan shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "EVENT OF DEFAULT" shall have the meaning provided in Section 7.01.

          "EXCLUDED TAXES" shall mean with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by such recipient's overall net income (however denominated), franchise Taxes imposed on such recipient (in lieu of net income Taxes), and branch profits or similar Taxes imposed on it by any jurisdiction (or any political subdivision thereof) as a result of such recipient being organized or having its principal office or, in the case of any Lender, its Applicable Lending Office located in such jurisdiction or as a result of a present or former connection with such jurisdiction (other than any such connection arising from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, or otherwise with respect to, any of the Loan Documents), and (b) any withholding or backup withholding Tax that (i) is imposed under the law in effect at the time such recipient becomes a party to this Agreement, except to the extent of any additional amounts to which such Lender's assignor (if any) was entitled at the time of assignment, or designates a new lending office (unless such re-designation was at the request of the Borrower), other than Taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes, or (ii) is attributable to such Foreign Lender's failure (or unreasonable delay) to comply (other than as a result of a change in law, rule, regulation or treaty or treaty or in the administration, interpretation or application thereof by a Governmental Authority) with Section 2.14(e).

          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

          "FEE LETTER" shall mean that certain fee letter, dated as of January 9, 2008, executed by SunTrust Robinson Humphrey, Inc. and SunTrust Bank and accepted by the Borrower.

          "FOREIGN LENDER" shall mean any Lender that is not a United States person under Section 7701(a)(30) of the Code.

          "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.02.

          "GLATFELTER" means P.H. Glatfelter Company, a Pennsylvania corporation.

          "GLATFELTER NOTE" means any note issued by Glatfelter in favor of the Borrower in the form of Exhibit B.

          "GLATFELTER SECURITIES" means, collectively, (a) the Glatfelter Note in the principal amount of $5,781,000.00 contributed by the Parent to the Borrower on the date of Closing, and (b) the Glatfelter Note in the principal amount of $3,377,000.00 purchased by the Borrower from Glatfelter on the date of Closing with proceeds from the Term Loan.

          "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which the Borrower conducts all or any part of its business, or which asserts jurisdiction over any properties of the Borrower, or
(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government

          "GUARANTEE" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

          In any computation of the indebtedness or other liabilities of the obligor under any Guarantee, the indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

          "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

     (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

     (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

     (f) all Swap Contracts of such Person; and

     (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

          "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

          "INITIAL CAPITALIZATION TRANSACTION" means the contribution by the Parent to the Borrower prior to the Closing of the Installment Note and the Letter of Credit with respect to membership interests constituting 100% of the issued and outstanding equity capital of the Borrower, pursuant to a Contribution Agreement and the operating agreement of the Borrower.

          "INSTALLMENT NOTE" means that certain Purchase Note No. P-1 in the principal amount of $43,170,000, dated November 15, 2007, issued by the Installment Note Issuer, originally made payable to the order of the Parent, and conveyed and transferred by the Parent to the Borrower pursuant to the Contribution Agreement.

          "INSTALLMENT NOTE ISSUER" means GIC Investments LLC, a Delaware limited liability company.

          "INSTALLMENT SALE TRANSACTION" means the sale by the Parent on November 16, 2007 of its equity interests in two limited liability companies formed to hold certain timberlands to the Installment Note Issuer, the purchase price for which the Installment Note Issuer delivered to the Parent (a) the Installment Note and (b) the Letter of Credit.

          "INSTALLMENT NOTE TRIGGER EVENT" means any of (a) a default in the payment of any amount when due (whether on a scheduled payment date, upon acceleration or otherwise) under the Installment Note that has not been cured with the proceeds of a drawing under the Letter of Credit within 5 days following such default; (b) failure of the Borrower to direct the Collateral Trustee to accelerate the maturity of the Installment Note within 5 days following the delivery by the L/C Bank of a Timely Reimbursement Failure Notice (as such term is defined in the Letter of Credit); and (c) an insolvency event relating to the L/C Bank.

          "INTEREST PERIOD" means (i) initially, the period commencing on the date hereof and ending on June 15, 2008 and (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending on the 15th day of the sixth consecutive month ending after the month in which such immediately preceding Interest Period ended. The determination of Interest Periods shall be subject to the following provisions:

     (i) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the immediately succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day; and

     (ii) no Interest Period shall extend beyond the stated maturity date hereof.

          "INTEREST RESERVE AMOUNT" means $350,000.

          "INTEREST RESERVE ACCOUNT" means a trust account established by the Collateral Trustee to hold certain amounts to be used to make payments on the Term Loan.

          "INVESTMENT COMPANY ACT" shall mean the United States Investment Company Act of 1940, as amended.

          "LC BANK" means the Royal Bank of Scotland plc, together with any issuer of a substitute Letter of Credit.

          "LETTER OF CREDIT" means that certain Irrevocable Standby Letter of Credit No. LCA11020701586NY, in the initial "Base Amount" (as defined in said letter of credit) of $43,170,000 issued by the LC Bank, together with any substitute letter of credit that replaces such letter of credit pursuant to the terms of the Installment Note.

          "LIBOR" means, (i) 4.110625% per annum for the first Interest Period, and (ii) for any subsequent Interest Period:

          (a) an interest rate per annum appearing on page BBAM on the Bloomberg Terminal ("Page BBAM") (or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars) at approximately 11:00 a.m. (London time) on the day that is two London

Business Days prior to the commencement of such Interest Period for United States dollar deposits having a tenor equal to the duration of such Interest Period;

          (b) if a rate is not available, the rate per annum determined by the Collateral Trustee to be the arithmetic mean (rounded, if necessary, to the nearest fifth decimal place (with 5's being rounded up)) of the respective rates of interest communicated by each of the Reference Banks to the Collateral Trustee as the rates at which such Reference Banks would offer a United States dollar deposit having a tenor equal to the duration of such Interest Period and an amount at least equal to US$100 million to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the day that is two London Business Days prior to the commencement of such Interest Period; provided, however, that if less than all Reference Banks provide such rate quotations, then the Collateral Trustee shall determine the above-mentioned arithmetic mean based on the rates quoted by those Reference Banks that provide such a quotation, and if only one Reference Bank provides such a rate quotation, then the Collateral Trustee shall use such sole Reference Bank's quoted rate; or

          (c) if a rate cannot be determined pursuant to the foregoing provisions, the LIBO Rate for such Interest Period shall be the rate per annum determined by the Collateral Trustee to be the arithmetic mean (rounded, if necessary, to the nearest fifth decimal place (with 5's being rounded up)) of the respective rates of interest communicated by each of the Reference Banks to the Collateral Trustee as the rates at which such Reference Banks would offer a United States dollar deposit having a tenor equal to the duration of such Interest Period and an amount at least equal to US$100 million to prime banks in the New York interbank market at approximately 11:00 a.m. (New York City time) on the first day of such Interest Period; provided, however, that if less than all Reference Banks provide such rate quotations, then the Collateral Trustee shall determine the above-mentioned arithmetic mean based on the rates quoted by those Reference Banks that provide such a quotation, and if only one Reference Bank provides such a rate quotation, then the Collateral Trustee shall use such sole Reference Bank's quoted rate.

     In respect of any Interest Period having a tenor other than six months, the LIBO Rate shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with clauses (a), (b) and (c) above, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Interest Period and the other of which shall be determined as if the maturity were the period of time for which rates are available next longer than the Interest Period; provided that, if an Interest Period is less than or equal to seven days, then the LIBO Rate shall be determined by reference to a rate calculated in accordance with clauses (a), (b) and (c) above as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days.

          "LENDERS" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "LIEN" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

          "LOAN" shall have the meaning set forth in Section 2.01

          "LOAN DOCUMENTS" shall mean, collectively, (a) this Agreement, (b) the Term Note, (c) the Pledge and Security Agreement, (d) the Collateral Trust Indenture, (e) any deposit account control agreement or securities account control agreement, if any, governing the Interest Reserve Account, Collection Account or any investments made with the proceeds of any cash or other items standing to the credit of the Interest Reserve Account or Collection Account and
(f) any other certificate, instrument, document or agreement executed or delivered by the Borrower to the Collateral Trustee, the Agent or any Lender.

          "LONDON BUSINESS DAY" shall mean a day on which dealings in Dollars are carried on in the London interbank market.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Borrower, or (b) the ability of the Borrower to perform its obligations under this Agreement, the Term Note and the other Loan Documents, or (c) the validity or enforceability of this Agreement, the Term Note or the other Loan Documents.

          "MATURITY DATE" shall mean, with respect to the Term Loan, the earlier of (i) January 15, 2013 or (ii) the date on which the principal amount of the Term Loan has been declared or automatically have become due and payable (whether by acceleration or otherwise).

          "MEMBER" means the Parent in its capacity as the sole member of the Borrower.

          "MOODY'S" shall mean Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NOTE" shall mean the Term Note.

          "OBLIGATIONS" shall mean all amounts owing by the Borrower to the Agent or any Lender pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Agent and any Lender incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, and all obligations to the Lender or any of its Affiliates, together with all renewals, extensions, modifications or refinancings thereof.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of another officer of the Borrower whose responsibilities extend to the subject matter of such certificate.

          "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "PARENT" means Glatfelter Pulp Wood Company, a Maryland corporation and a wholly-owned subsidiary of Glatfelter.

          "PARTICIPANT" shall have the meaning set forth in Section 9.04(d).

          "PAYMENT OFFICE" shall mean the office of the Agent located at SunTrust Plaza, 303 Peachtree Street, Atlanta, Georgia 30303 or such other location as to which the Agent shall have given written notice to the Borrower and the Lenders.

          "PERMITTED INVESTMENTS" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurocurrency time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus and undivided profits of not less than $1,000,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A+ by S&P or A1 by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; (h) money market funds that (1) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company

Act of 1940, as amended and (2) are rated A+ by S&P and A1 by Moody's and (iii) have portfolio assets of at least $100,000,000.

          "PERSON" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or has been established or maintained, or to which contributions are or have been made or required to be made, by the Borrower or any ERISA Affiliate with respect to which the Borrower or any ERISA Affiliate may have any liability.

          "PLEDGE AND SECURITY AGREEMENT" means that certain Pledge and Security Agreement, dated as of January 15, 2008, between the Borrower and the Collateral Trustee.

          "PREFERRED STOCK" means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

          "PRO RATA SHARE" shall mean, with respect to any Lender at any time, a percentage the numerator of which shall be the outstanding principal amount of such Lender's portion of the Term Loan, and the denominator of which shall be the outstanding principal amount of the Term Loan.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "QUALIFIED PURCHASER" shall mean a "qualified purchaser" for purposes of Section 3(c)(7) of the Investment Company Act and as defined in Section 2(a)(51) of the Investment Company Act.

          "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

          "REFERENCE BANKS" means The Royal Bank of Scotland plc, SunTrust Bank, JPMorgan Chase Bank N.A. and The Bank of New York.

          "RELATED PARTIES" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "REQUIRED LENDERS" means, at any time, Lenders holding greater than 50% of the principal amount of the Term Loan then outstanding.

          "RESPONSIBLE OFFICER" shall mean the President, any Vice-President, the Treasurer, the Secretary, any Senior Financial Officer and any other officer of the Borrower with responsibility for the administration of the relevant portion of this Agreement.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Borrower.

          "S&P" shall mean Standard & Poor's.

          "SUBSIDIARY" shall mean, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Borrower.

          "SWAP CONTRACT" means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

          "SYNTHETIC LEASE" means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for United States federal income tax purposes, other than any such lease under which such Person is the lessor.

          "TAXES" means any income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Lender as a result of a present or former connection between such holder and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such holder having executed, delivered or received a payment under, or enforced, this Agreement or any other Loan Document).

          "TERM LOAN" shall have the meaning set forth in Section 2.01.

          "TERM LOAN COMMITMENT" shall mean, with respect to the Lender, the obligation of the Lender to make the Term Loan hereunder on the Closing Date, in a principal amount equal to $36,694,500.00.

          "TERM NOTE" shall mean a Term Note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit A attached hereto.

          "TYPE", when used in reference to the Term Loan, refers to whether the rate of interest on such Loan is determined by reference to the Adjusted LIBO Rate or the Base Rate.

          "U.S. GOVERNMENT OBLIGATIONS" means marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States.

          "USA PATRIOT ACT" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          SECTION 1.02 ACCOUNTING TERMS AND DETERMINATION

     Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.01(a).

          SECTION 1.03 TERMS GENERALLY.

     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Agent's principal office, unless otherwise indicated.

                 ARTICLE II. AMOUNT AND TERMS OF THE COMMITMENT

          SECTION 2.01 TERM LOAN COMMITMENT.

          (a) Subject to the terms and conditions set forth herein, the Lenders agree to make a single loan (the "TERM LOAN" or the "LOAN") to the Borrower on the Closing Date in a principal amount not to exceed the Term Loan Commitment; provided, that if for any reason the full amount of the Term Loan Commitment is not fully drawn on the Closing Date, the undrawn portion thereof shall automatically be cancelled. Subject to Section 2.10 and Section 2.11, the Term Loan shall be a Eurodollar Loan. The execution and delivery of this Agreement by the Borrower and the satisfaction of all conditions precedent pursuant to
Article III shall be deemed to constitute the Borrower's request to borrow the Term Loan on the Closing Date. The Term Loan (net of the Agent's fees and expenses) shall be deposited in the Collection Account.

          (b) The Borrower's obligation to pay the principal of, and interest on, the Term Loan shall be evidenced by the records of the Agent and the Lenders and by the Term Notes. The entries made in such records and on the schedule annexed to the Term Notes shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of the Agent or any Lender in maintaining or making entries into any such record or on such schedule or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loan (both principal and unpaid accrued interest) in accordance with the terms of this Agreement.

          SECTION 2.02 INTEREST ELECTION.

          If, following the conversion of the Term Loan into a Base Rate Loan pursuant to Section 2.10 or 2.11, the Agent determines (which determination shall be conclusive and binding upon the Borrower) that it is possible to ascertain LIBOR or that it is no longer unlawful to maintain or continue the Term Loan as a Eurodollar Loan, as the case may be, then the Agent shall promptly notify the Borrower and the Lenders of such determination. Following such determination and notice, the Borrower shall have the right to convert the Term Loan from a Base Rate Loan to a Eurodollar Loan in accordance with the provisions of this Section 2.02. To make an election pursuant to this Section 2.02, the Borrower shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) that the Term Loan is to be converted into a Eurodollar Loan prior to 2:00 p.m. (Atlanta, Georgia time) three (3) Business Days prior to such conversion. Such notice of conversion shall be irrevocable and shall specify the effective date of the election.

          SECTION 2.03 TERMINATION OF COMMITMENTS.

          Unless previously terminated, the Term Loan Commitment shall terminate on the Closing Date upon the making of the Term Loan pursuant to Section 2.01.

          SECTION 2.04 REPAYMENT OF TERM LOAN.

          The Borrower unconditionally promises to pay to the Agent for the account of the Lenders the principal amount of the Term Loan on the Maturity Date.

          SECTION 2.05 OPTIONAL PREPAYMENTS.

          (a) The Borrower shall have the right at any time and from time to time to prepay the Term Loan, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Agent no later than 11:00 a.m. not less than three (3) Business Days prior to any such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of the Term Loan or portion thereof to be prepaid. Upon receipt of any such notice, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. Such amount shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.07; provided, that if the Term Loan is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.13.

          (b) Unless a Default or an Event of Default has occurred and is continuing, any prepayments made by the Borrower pursuant to Section 2.05(a) above shall be applied as follows: first, to the Agent's fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all fees and reimbursable expenses of the Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders based on their respective Pro Rata Shares of such expenses; third, to interest then due and payable on the Term Loan, pro rata to the Lenders based on their respective Pro Rata Shares of the Term Loan; and fourth, to the principal balance of the Term Loan, until the same shall have been paid in full, pro rata to the Lenders based on their respective Pro Rata Shares of the Term Loan.

          SECTION 2.06 MANDATORY PREPAYMENTS.

     In the event the Installment Note shall become immediately due and payable for any reason, the Borrower shall prepay, within two Business Days following such event, the entire principal amount of the Term Loan then outstanding, plus all amounts required pursuant to Section 2.13. The Borrower will give the Agent and each Lender written notice of a mandatory prepayment under this Section
2.06. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Term Loan to be prepaid on such date, and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Responsible Officer as to all amounts required pursuant to Section 2.13 in connection with such prepayment, setting forth the details of such computation.

          SECTION 2.07 INTEREST ON TERM LOAN.

          (a) The Borrower shall pay to the Agent interest on any Base Rate Loan at the Base Rate in effect from time to time and on any Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect, plus, in each case, the Applicable Margin in effect from time to time.

          (b) While an Event of Default exists, the Borrower shall pay interest ("DEFAULT INTEREST") at the rate otherwise applicable plus an additional 2% per annum.

          (c) Interest on the principal amount of the Term Loan shall accrue from and including the date made to but excluding the date of any repayment thereof.

          (d) Interest on any outstanding Base Rate Loan shall be payable semi-annually in arrears on the fifteenth day of each June and December, and on the Maturity Date. Interest on any outstanding Eurodollar Loan shall be payable on the last day of each Interest Period applicable thereto, and on the Maturity Date. If the Term Loan is converted into a Loan of another Type or repaid or prepaid, interest shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

          (e) The Agent shall determine each interest rate applicable to the Term Loan hereunder and shall promptly notify the Borrower of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.08 FEES.

          The Borrower shall pay to the Agent the fees set forth in the Fee Letter.

          SECTION 2.09 COMPUTATION OF INTEREST.

          All computations of interest hereunder (other than interest based on the Base Rate) shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest based on the Base Rate shall be calculated on the basis of a 365-day year (or 366-day year, as the case may be) for the actual days elapsed. Each determination by the Agent of an interest amount hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

          SECTION 2.10 INABILITY TO DETERMINE INTEREST RATES.

          If prior to the commencement of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, the Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist,
(i) the obligations of the Lenders to maintain the Term Loan as a Eurodollar Loan shall be suspended and (ii) the Term Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto unless the Borrower prepays the Term Loan in accordance with this Agreement.

          SECTION 2.11 ILLEGALITY.

     If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Agent, the Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to continue the Term Loan as a Eurodollar Loan, shall be suspended. The Term Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain the Term Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

          SECTION 2.12 INCREASED COSTS.

          (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

               (ii) impose on any Lender or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loan made by such Lender or any participation therein;

and the result of either of the foregoing is to increase the cost to such Lender of making or maintaining a Eurodollar Loan or to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, as set forth in paragraph (c) below, to the Agent for the account of such Lender, additional amount or amounts sufficient to compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital (or on the capital of such Lender's parent corporation) as a consequence of its obligations hereunder to a level below that which such Lender or such Lender's parent corporation could have achieved but for such Change in Law (taking into consideration such Lender's policies or the policies of such Lender's parent corporation with respect to capital adequacy) then, from time to time, as set forth in paragraph (c) below, the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or such Lender's parent corporation for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or such Lender's parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to the Borrower (with a copy to the Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender such amount or amounts within 10 days after receipt thereof; provided that the Borrower shall not be required to make any such payment prior to the last day of the then current Interest Period if Borrower does not have funds available to make such payment.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender's right to demand such compensation.

          (e) If any Lender shall seek any additional amount or amounts under this Section 2.12, at the written request of the Borrower, such Lender shall designate a different Applicable Lending Office if such designation would avoid the need for or would reduce such amount or amounts and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

          SECTION 2.13 FUNDING INDEMNITY.

     In the event of (a) the payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), or (b) the conversion of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to prepay any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor over (B) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted. A certificate as to any additional amount payable under this Section 2.13 submitted to the Borrower by any Lender (with a copy to the Agent) shall be conclusive, absent manifest error.

          SECTION 2.14 TAXES.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the Agent or any Lender (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Agent and each Lender, within ten
(10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) and any penalties, interest and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased), as appropriate, two (2) duly completed copies of (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Foreign Lender's conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8 BEN, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest; or
(iii) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, together with a certificate (A) establishing that the payment to the Foreign Lender qualifies as "portfolio interest" exempt from U.S. withholding tax under Code Section 871(h) or 881(c), and (B) stating that (1) the Foreign Lender is not a bank for purposes of Code
Section 881(c)(3)(A), or the obligation of the Borrower hereunder is not, with respect to such Foreign Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Foreign Lender is not a 10% shareholder of the Borrower within the meaning of Code Section 871(h)(3) or 881(c)(3)(B); and (3) the Foreign Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Code Section 881(c)(3)(C); or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Lender, including Forms W-8 IMY or W-8 EXP. Each such Foreign Lender shall deliver to the Borrower and the Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation) and periodically thereafter at the time or times prescribed by applicable laws, including without limitation, promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each such Foreign Lender shall promptly notify the Borrower and the Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the Internal Revenue Service for such purpose).

          (f) If a Lender or the Agent determines in its sole discretion that it is entitled to claim a refund from a taxing authority in respect of amounts paid by a Borrower pursuant to this Section 2.14, such Lender or Agent shall promptly notify Borrower and Agent (as applicable) of the availability of such claim and, if the Lender or the Agent (as applicable) determines in its sole discretion that making such refund claim could not reasonably be expected to have an adverse effect on its Taxes or business operations, shall make such claim. If the Agent or a Lender determines, in its sole discretion, that it has received a refund against any Taxes (including without limitation by way of offset) as to which it has been indemnified by the Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund or credit to Borrower (but only to the extent of amounts paid by Borrower under this Section 2.14), net of all out-of-pocket expenses of such Lender or the Agent and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided, however, that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower to such Lender or the Agent in the event such Lender or the Agent is required to repay such refund to such taxing authority. This Section shall not be construed to require the Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

          (g) If any Lender shall seek any additional amount or amounts under this Section 2.14, at the written request of the Borrower, such Lender shall designate a different Applicable Lending Office if such designation would avoid the need for or would reduce such amount or amounts and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

          SECTION 2.15 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS.

          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or otherwise) to the Agent prior to noon (Atlanta, Georgia time) on the date when due, in immediately available funds, free and clear of any rights of set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at the Payment Office. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

          (b) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, interest and other amounts then due hereunder, such funds shall be applied (i) first, towards payment of interest and other amounts then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and other amounts then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on the Term Loan that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Pro Rata Share of the Term Loan and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Pro Rata Shares of the Term Loan of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Pro Rata Shares of the Term Loan; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in the Term Loan to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it, then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                        ARTICLE III. CONDITIONS PRECEDENT

     The obligations of the Lenders to make the Term Loan are subject to the fulfillment to such Lenders' satisfaction, prior to or at the Closing, of the following conditions:

          SECTION 3.01 REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Borrower in this Agreement and the other Loan Documents shall be correct when made and at the time of the Closing.

          SECTION 3.02 PERFORMANCE; NO DEFAULT.

     The Borrower shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the making of the Term Loan (and the application of the proceeds thereof as contemplated by Section 4.14) no Default or Event of Default shall have occurred and be continuing.

          SECTION 3.03 COMPLIANCE CERTIFICATES.

          (a) Officer's Certificate. The Borrower shall have delivered to such Lender an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 3.01, 3.02, 3.05 and 3.09 have been fulfilled.

          (b) Secretary's Certificate. The Borrower shall have delivered to such Lender a certificate of its Secretary or other Responsible Officer, dated the date of Closing, certifying as to the resolutions attached thereto and other company proceedings relating to the authorization, execution and delivery of this Agreement and the other Loan Documents.

          SECTION 3.04 OPINIONS OF COUNSEL.

          (a) Such Lender shall have received opinions in form and substance reasonably satisfactory to such Lender, dated the date of the Closing:

          (i) from Saul & Ewing LLP, counsel to the Borrower, the Parent and Glatfelter, covering such Delaware, Maryland and Pennsylvania law matters incident to the entry into this Agreement, the Capitalization Transaction, the issuance of the Glatfelter Securities and the other transactions contemplated hereby as such Lender or its counsel may reasonably request (and the Borrower hereby instructs its counsel to deliver such opinion to the Lenders);

          (ii) from Debevoise & Plimpton LLP, counsel for the Borrower, the Parent and Glatfelter, covering such New York and Federal law matters incident to the entry into this Agreement, the Capitalization Transaction, the issuance of the Glatfelter Securities and the other transactions contemplated hereby as such Lender or its counsel may reasonably request (and the Borrower hereby instructs its counsel to deliver such opinion to the Lenders);

          (iii) from Debevoise & Plimpton LLP, counsel for the Borrower, regarding the nonconsolidation of the Borrower in a bankruptcy of Glatfelter or any of its Subsidiaries and the true sale or true contribution of the assets of the Parent sold or contributed pursuant to the Capitalization Transaction.

          (b) Such Lender shall have received copies of the following opinions dated the date of issuance of the Installment Note and Letter of Credit:

          (i) from Dundas & Wilson CS LLP, counsel to the LC Issuer, covering certain Scottish law matters relating to the LC Issuer and the Letter of Credit;

          (ii) from Latham & Watkins LLP, counsel to the LC Issuer, covering certain New York and Federal law matters relating to the LC Issuer and the Letter of Credit;

          (iii) from Sutherland, Asbill & Brennan LLP, counsel to the Installment Note Issuer, covering certain matters relating to the Installment
Note Issuer and the Installment Note; and

          (iv) from Sutherland, Asbill & Brennan LLP, counsel to the Installment
Note Issuer, regarding the nonconsolidation of the Installment Note Issuer in a bankruptcy of its parent company or of its Subsidiaries.

          SECTION 3.05 INSTALLMENT SALE TRANSACTION; INITIAL CAPITALIZATION TRANSACTION.

     The Installment Sale Transaction and the Initial Capitalization Transaction shall have been consummated.

          SECTION 3.06 TRANSACTION DOCUMENTS.

     The Collateral Trustee shall have received (i) this Agreement, executed by the Borrower and each Lender, (ii) the Pledge and Security Agreement, executed by the Borrower and the Collateral Trustee, (iii) the Collateral Trust Indenture, executed by the Borrower and the Collateral Trustee and (iv) the other Loan Documents.

          SECTION 3.07 COLLATERAL.

          (a) Installment Note. The Collateral Trustee shall have received the Installment Note, together with a transfer instrument executed by the Borrower naming the Collateral Trustee as transferee. The Installment Note and instrument of transfer shall have been submitted to the "Paying Agent" referenced in the Installment Note for registration of transfer, and such Paying Agent shall have registered such transfer, recorded the transfer on the Installment Note and delivered the Installment Note to the Collateral Trustee.

          (b) Letter of Credit. The Collateral Trustee shall have received the Letter of Credit, together with a "Request for Full Transfer" referenced therein executed by the Borrower naming the Collateral Trustee as transferee. The Letter of Credit and such Request for Full Transfer shall have been submitted to the LC Bank, and the LC Bank shall have delivered to the Collateral Trustee the Letter of Credit duly endorsed for transfer and accompanied by the LC Bank's customary letter of transfer to the Collateral Trustee.

          (c) Glatfelter Securities. The Collateral Trustee shall have received the Glatfelter Securities, together with undated transfer instruments executed by the Borrower.

          (d) Contribution Agreement. The Collateral Trustee shall have received a fully executed copy of the Contribution Agreement, certified by a Responsible Officer of the Borrower as a true and complete copy thereof.

          (e) Evidence of Perfection; Uniform Commercial Code Financing Statement. The Collateral Trustee shall have received such evidence (including, without limitation, evidence of the filing of appropriate UCC-1 financing statements) as the Collateral Trustee may require as to the perfection of the security interest created by the Pledge and Security Agreement in the Collateral.

          (f) Lien Searches. The Collateral Trustee shall have received written reports of Uniform Commercial Code, judgment and tax lien searches of the Parent and the Borrower in all appropriate jurisdictions, showing the absence of any liens attaching to any of the Collateral.

          SECTION 3.08 INTEREST RESERVE ACCOUNT AND COLLECTION ACCOUNT.

     The Collateral Trustee shall have received evidence of (a) the establishment of the Interest Reserve Account, and (b) the establishment of the Collection Account.

          SECTION 3.09 INTEREST RESERVE AMOUNT.

     The Collateral Trustee shall have received evidence, in the form of a certification by the Borrower pursuant to Section 3.03(a), that the Interest Reserve Amount will be deposited into the Interest Reserve Account immediately following the Closing.

          SECTION 3.10 TERM LOAN PERMITTED BY APPLICABLE LAW, ETC.

     On the date of the Closing such Lender's making of the Term Loan shall (a) be permitted by the laws and regulations of each jurisdiction to which such Lender is subject, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Lender to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Lender, such Lender shall have received an Officer's Certificate certifying as to such matters of fact as such Lender may reasonably specify to enable such Lender to determine whether such purchase is so permitted.

          SECTION 3.11 PAYMENT OF SPECIAL COUNSEL FEES.

     The Borrower shall have paid on or before the Closing or made provision for the payment on or before the Closing of the fees, charges and disbursements of the Lender's special counsel to the extent reflected in a statement of such counsel rendered to the Borrower at least two Business Days prior to the Closing.

          SECTION 3.12 FUNDING INSTRUCTIONS.

     At least three Business Days prior to the date of the Closing, the Agent shall have received written instructions signed by a Responsible Officer providing wire instructions for the disbursement of the proceeds of the Term Loan.

          SECTION 3.13 PROCEEDINGS AND DOCUMENTS.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Lender, and such Lender shall have received all such counterpart originals or certified or other copies of such documents as such Lender may reasonably request.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Agent and each Lender as follows:

          SECTION 4.01 ORGANIZATION; POWER AND AUTHORITY.

     The Borrower is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law. The Borrower has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Note and the other Loan Documents and to perform the provisions hereof and thereof.

          SECTION 4.02 AUTHORIZATION, ETC.

     This Agreement, the Note and the other Loan Documents have been duly authorized by all necessary limited liability company action on the part of the Borrower, and this Agreement and the other Loan Documents (other than the Note) constitute, and upon execution and delivery thereof the Note will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.03 DISCLOSURE.

     This Agreement, the other Loan Documents and the Closing Date Balance Sheet (this Agreement, the other Loan Documents, and such Closing Date Balance Sheet being referred to, collectively, as the "Disclosure Documents"), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.

          SECTION 4.04 ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

     The Borrower has no Subsidiaries.

          SECTION 4.05 CLOSING DATE BALANCE SHEET; LIABILITIES.

     The Borrower has delivered to each Lender a copy of the Closing Date Balance Sheet. The Closing Date Balance Sheet fairly presents in all material respects the financial position of the Borrower as of the Closing Date and has been prepared in accordance with GAAP. The Borrower does not have any liabilities that are not disclosed on Closing Date Balance Sheet or otherwise disclosed in the Disclosure Documents.

          SECTION 4.06 COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

     The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Borrower under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, the Borrower's certificate of formation or operating agreement, or any other agreement or instrument to which the Borrower is bound or by which the Borrower or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Borrower or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Borrower.

          SECTION 4.07 GOVERNMENTAL AUTHORIZATIONS, ETC.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Borrower of this Agreement or the other Loan Documents.

          SECTION 4.08 LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

          (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any property of the Borrower in any court or before any arbitrator of any kind or before or by any Governmental Authority.

          (b) The Borrower is not in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation the USA Patriot Act) of any Governmental Authority.

          SECTION 4.09 TAXES.

     The Borrower has filed all income tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent such taxes and assessments have become due and payable and before they have become delinquent. The Borrower has been and will be characterized and treated as an entity disregarded as separate for income tax purposes.

          SECTION 4.10 TITLE TO PROPERTY.

     The Borrower has good and sufficient title to its properties, including all such properties reflected in the Closing Date Balance Sheet, in each case free and clear of Liens.

          SECTION 4.11 LICENSES, PERMITS, ETC.

     The Borrower owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, required for the conduct of its business, without known conflict with the rights of others.

          SECTION 4.12 COMPLIANCE WITH ERISA.

          (a) The Borrower and each ERISA Affiliate have operated and administered each Plan in compliance in all material respects with all applicable laws. Neither the Borrower nor any ERISA Affiliate has any material liability pursuant to Title I or IV of ERISA with respect to a Plan or any material liability under the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such material liability by the Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA.

          (b) The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities, in each case as set forth in such most recent actuarial valuation report. In addition, if each of the Plans were to terminate as of such Plan's most recently ended plan year in a "standard termination" (within the meaning of Section 4041 of ERISA), the additional contributions required to be made by the contributing sponsor of such Plan in connection with such termination would not reasonably be expected to be material.

          (c) The Borrower and its ERISA Affiliates have not incurred withdrawal liabilities under section 4201 or 4204 of ERISA in respect of any Multiemployer Plan which have not been satisfied in full, and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the assessment of any additional material withdrawal liabilities under section 4201 or section 4204 of ERISA in respect of any Multiemployer Plan, and neither the Borrower nor its ERISA Affiliates has any material contingent withdrawal liabilities under section 4204 of ERISA in respect of any Multiemployer Plan.

          (d) The Borrower does not have any expected postretirement benefit obligation determined as of the last day of the Borrower's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code.

          (e) Assuming that no Lender funds any portion of the Term Loan with "plan assets" (within the meaning of Section 3(42) of ERISA), the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A) (D) of the Code.

          SECTION 4.13 [Reserved]

          SECTION 4.14 USE OF PROCEEDS; MARGIN REGULATIONS.

     No part of the proceeds from the Term Loan hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). None of the assets of the Borrower constitute margin stock, and the Borrower does not have any present intention that margin stock will constitute more any portion of such assets. As used in this Section, the terms

"margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

          SECTION 4.15 INDEBTEDNESS.

          (a) The Borrower has no outstanding Indebtedness other than the Term Loan.

          (b) The Borrower is not a party to, or otherwise subject to any provision contained in, any instrument or agreement (other than its certificate of formation, its operating agreement and this Agreement) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Borrower, except as disclosed on Schedule 4.15.

          SECTION 4.16 SOLVENCY.

     After giving effect to the Term Loan pursuant to this Agreement, the Borrower will be "solvent" and for purposes hereof, the term "solvent" shall mean that (a) the fair value of the property of the Borrower is greater than the total amount of its liabilities (including contingent liabilities), (b) the present fair saleable value of its property is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) the Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (d) the Borrower is not engaged in a business for which its property would constitute an unreasonably small capital.

          SECTION 4.17 ACTIVITIES.

     Since the date of formation of the Borrower, the Borrower has taken all steps reasonably required by its certificate of formation and limited liability company agreement to continue its identity as a separate legal entity and to make it apparent to other Persons that the Borrower is an entity with assets and liabilities distinct from those of any other Person. Without limiting the foregoing, since the date of formation of the Borrower, the Borrower has (i) been a limited purpose company whose activities have been restricted in its certificate of formation and operating agreement, (ii) maintained books, records, accounts, assets and financial statements separate from any other Person and otherwise held itself out as an entity separate from any other Person, (iii) not identified itself as a division of any other person or commingled its funds with any other person, (iv) conducted its own business and held its own assets in its own name, (v) observed all formalities required by its certificate of formation and operating agreement, (vi) paid its own employees and liabilities out of its own funds, (vii) allocated fairly and reasonably overhead for any shared office space, (viii) maintained adequate capital, to the extent necessary in light of its business operations, and (ix) been treated as an entity disregarded as separate for income tax purposes.

          SECTION 4.18 FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          (a) Neither the entry into this Agreement, the making of the Term Loan nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          (b) The Borrower (i) is not a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order and (ii) does not engage in any dealings or transactions with any such Person. The Borrower is in compliance, in all material respects, with the USA Patriot Act.

          (c) No part of the proceeds from the Term Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Borrower.

          SECTION 4.19 INVESTMENT COMPANY ACT.

     The Borrower is not subject to regulation under the Investment Company Act of 1940, as amended.

                        ARTICLE V. AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees that so long as the principal of and interest on any Loan or any fee remains unpaid:

          SECTION 5.01 FINANCIAL AND BUSINESS INFORMATION.

     The Borrower shall deliver to the Agent:

          (a) Semi-Annual Statements -- not later 30 days following the close of each six-month period ending June 30 and December 31 of each year, duplicate copies of,

          (i) a balance sheet of the Borrower, as at the end of such period, and

          (ii) statements of cash flows of the Borrower, for such period,

     in reasonable detail, prepared in accordance with GAAP, and accompanied by a certificate of a Responsible Officer, which certificate shall state that such financial statements present fairly, in all material respects, the financial position of the Borrower and its cash flows and have been prepared in conformity with GAAP;

          (b) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or

Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto;

          (c) [Reserved]

          (d) Communications Regarding Collateral -- with reasonable promptness following the Borrower's receipt thereof, any and all notices and other communications received by the Borrower under or in connection with the Installment Note or the Letter of Credit (including, without limitation, any "Event of Default" under the Installment Note);

          (e) Litigation -- promptly, and in any event within five days after the filing or commencement thereof, a written notice of action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower; and

          (f) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Borrower or relating to the ability of the Borrower to perform its obligations under this Agreement and the other Loan Documents as from time to time may be reasonably requested by the Agent.

          SECTION 5.02 OFFICER'S CERTIFICATE.

     Each set of financial statements delivered to the Agent pursuant to Section 5.01(a) shall be accompanied by a certificate of a Responsible Officer setting forth a statement that a Responsible Officer reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Borrower from the beginning of the semi-annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower shall have taken or proposes to take with respect thereto.

          SECTION 5.03 VISITATION.

     The Borrower shall permit the Agent:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of the Lenders and upon reasonable prior notice to the Borrower, to discuss the affairs, finances and accounts of the Borrower with the Borrower's officers at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Borrower to examine the Borrower's books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower with its officers and independent public accountants (and by this provision the

Borrower authorizes said accountants to discuss the affairs, finances and accounts of the Borrower), all at such times and as often as may be requested.

          SECTION 5.04 COMPLIANCE WITH LAW.

     The Borrower will comply with all laws, ordinances or governmental rules or regulations to which it is subject, including, without limitation, ERISA and the USA Patriot Act, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05 INSURANCE.

     The Borrower will maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities engaged in the same or a similar business and similarly situated, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06 MAINTENANCE OF PROPERTIES.

     The Borrower will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times.

          SECTION 5.07 PAYMENT OF TAXES.

     The Borrower will file all income tax or similar tax returns required to be filed in any jurisdiction and pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by it, to the extent the same have become due and payable and before they have become delinquent, provided that the Borrower need not pay any such tax, assessment, charge or levy if the amount, applicability or validity thereof is contested by the Borrower on a timely basis in good faith and in appropriate proceedings, and the Borrower has established adequate reserves therefor in accordance with GAAP on the books of the Borrower.

          SECTION 5.08 CORPORATE EXISTENCE, ETC.

     The Borrower will at all times preserve and keep in full force and effect its existence. The Borrower will at all times preserve and keep in full force and effect all rights and franchises of the Borrower material to the conduct of its business.

          SECTION 5.09 PAYMENT OF OBLIGATIONS.

     The Borrower will pay and discharge all of its obligations and liabilities before the same shall become delinquent or in default; provided that the Borrower need not pay any obligations or liabilities if the amount or validity thereof is contested by the Borrower on a timely basis in good faith and in appropriate proceedings, and the Borrower has established adequate reserves therefor in accordance with GAAP on the books of the Borrower.

          SECTION 5.10 BOOKS AND RECORDS.

     The Borrower will maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Borrower, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.11 ACTIVITIES.

     The Borrower shall comply in all respects with Section 6.1 of its Amended and Restated Limited Liability Company Agreement dated as of the Closing Date.

          SECTION 5.12 CHARACTERIZATION OF BORROWER FOR TAX PURPOSES.

     The Borrower will execute and caused to be filed such returns and make and cause to be made such elections as may from time to time be required or appropriate so as to maintain the Borrower's characterization, and will at all times be characterized and treated, as an entity disregarded as separate for income tax purposes.

                         ARTICLE VI. NEGATIVE COVENANTS

          The Borrower covenants and agrees that so long as the principal of or interest on any Loan remains unpaid or any fee remains unpaid:

          SECTION 6.01 INDEBTEDNESS.

     The Borrower will not incur, assume or suffer to exist any Indebtedness other than the Term Loan.

          SECTION 6.02 LIENS.

     The Borrower will not create, incur, assume or suffer to exist any Lien other than those Liens expressly permitted by the Loan Documents.

          SECTION 6.03 TRANSACTIONS WITH AFFILIATES.

     The Borrower will not enter into, directly or indirectly, any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except (i) the Capitalization Transaction and (ii) the making of distributions to the Parent to the extent permitted under Section 6.08.

          SECTION 6.04 MERGER, CONSOLIDATION, ETC.

     The Borrower will not consolidate with or merge with any other Person or convey, transfer or lease any of its assets to any Person, except that the Borrower may convey cash, the Installment Note and the Letter of Credit to the Parent as a distribution to its sole member to the extent permitted under
Section 6.08.

          SECTION 6.05 LINE OF BUSINESS.

     The Borrower will not engage in any business other than (i) acquiring, owning, managing, protecting, conserving and selling or otherwise dispose of the Installment Note, the Letter of Credit, the Glatfelter Securities and Permitted Investments, (ii) enter into and perform its obligations under the Loan Documents to which the Borrower is a party, and (iii) engage in activities related or incidental to the foregoing and necessary or appropriate therefor.

          SECTION 6.06 TERRORISM SANCTIONS REGULATIONS.

     The Borrower will not (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti Terrorism Order or (b) engage in any dealings or transactions with any such Person.

          SECTION 6.07 INVESTMENTS.

     The Borrower will not acquire any business or property, any equity interest of any other Person, or any Indebtedness of any other Person, or otherwise make or permit to remain outstanding any investment, other than the Borrower's investment in the Installment Note, the Letter of Credit, the Glatfelter Securities, any cash on deposit in the Interest Reserve Account or the Collection Account, and Permitted Investments if such Permitted Investments stand to the credit of the Interest Reserve Account or the Collection Account or otherwise are subject to a perfected, first priority Lien in favor of the Collateral Trustee.

          SECTION 6.08 DISTRIBUTIONS.

     The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any dividend payment or other distribution in respect of its membership interests, except that (a) the Borrower may make the Closing Date Distribution, (b) provided that, both before and after giving effect to such distribution, no Default or Event of Default shall have occurred and be continuing, the Borrower may make distributions to the Parent on each Interest Payment Date to the extent provided in Section 6 of the Collateral Trust Indenture in an amount equal to the amount of cash on hand of the Borrower in excess of the sum of (x) the Interest Reserve Amount and (y) the amount of expenses projected by the Borrower in good faith to be due and payable on or prior to the immediately succeeding Interest Payment Date as certified by a Responsible

Officer of the Borrower to the Collateral Trustee, and (c) upon any release by the Collateral Trustee of its Lien on the Installment Note and Letter of Credit in accordance with Section 8(f) of the Collateral Trust Indenture, the Borrower may distribute the Installment Note and the Letter of Credit to the Parent. The Borrower will not redeem or repurchase any of its membership interests.

          SECTION 6.09 CAPITAL EXPENDITURES.

     The Borrower will not make any capital expenditures.

          SECTION 6.10 BANKRUPTCY, INSOLVENCY.

     The Borrower will not (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other similar relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition seeking liquidation, reorganization or similar relief in respect of the Borrower or its debts or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (iii) apply for or consent to the appointment of a receiver, trustee, custodian or similar official for the Borrower or a substantial part of its assets under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

          SECTION 6.11 AMENDMENTS AND MODIFICATIONS TO ORGANIZATIONAL DOCUMENTS AND COLLATERAL.

          (a) The Borrower will not without the prior written consent of the Required Lenders (i) make any changes to its business objectives, purpose or operations, (ii) make any change to its capital structure, including without limitation the issuance of any membership interests or economic rights or units or securities convertible into or exercisable for membership interests or economic rights of the Borrower to any Person other than the Parent, (iii) reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is organized as of the date of the Closing, or (iv) amend or modify, and will not authorize, consent to or permit the amendment or modification of, its Amended and Restated Limited Liability Company Agreement dated as of the Closing Date.

          (b) The Borrower will not amend or modify, and will not authorize, consent to or permit the amendment or modification of, the Installment Note, the Letter of Credit, the Glatfelter Securities or the Contribution Agreement without the prior written consent of the Required Lenders, provided that this provision shall not limit the ability of the Borrower to request a substitution of the Letter of Credit and take all steps and actions to implement such substitution (including the replacement of the Letter of Credit by a substitute Letter of Credit) in circumstances where the holder of the Installment Note is permitted to request such a substitution pursuant to the terms of the Installment Note.

                         ARTICLE VII. EVENTS OF DEFAULT

          SECTION 7.01 EVENTS OF DEFAULT.

     The following events are each an "Event of Default":

          (a) the Borrower defaults in the payment of any principal or amount required pursuant to Section 2.13 in connection with a prepayment of principal, if any, on the Term Loan when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Borrower defaults in the payment of any interest on the Term Loan or any other amount payable under this Agreement or any other Loan Document for more than three Business Days after the same becomes due and payable; or

          (c) the Borrower defaults in the performance of or compliance with any term contained in Section 5.01(b), Section 5.08, Section 5.12 or Article VI; or

          (d) the Borrower defaults in the performance of or compliance with any term contained herein or any other Loan Document (other than those referred to in Sections 7.01(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Borrower receiving written notice of such default from the Agent (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 7.01(d)); or

          (e) any representation or warranty made in writing by or on behalf of the Borrower or by a Responsible Officer or any other representative of the Borrower in this Agreement or any other Loan Document or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) the Borrower (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes any organizational action for the purpose of any of the foregoing; or

          (g) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Borrower, or any such petition shall be filed against the Borrower and such petition shall not be dismissed within 60 days; or

          (h) the Borrower is dissolved or liquidated or takes any organizational action for the purpose of dissolving or liquidating; or

          (i) a final judgment or judgments for the payment of money are rendered against the Borrower and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

          (j) the L/C Bank is replaced with a substitute L/C Bank that is not a commercial bank organized under the laws of the United States or any state thereof or a branch located in the United States of any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, in each case having a long-term debt rating assigned by S&P of at least A+ and Moody's of at least A1; or

          (k) the LC Bank ceases to be rated at least "A+" by S&P and "A1" by Moody's, and the LC Bank is not replaced within 60 days thereof with a substitute LC Bank that (i) is a commercial bank organized under the laws of the United States or any state thereof or a branch located in the United States of any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, and (ii) has a long-term debt rating assigned by S&P of at least "A+" and by Moody's of at least "A1"; or

          (l) an Installment Note Trigger Event shall have occurred; or

          (m) an "Event of Default" (as such term is defined in the Glatfelter Securities) shall have occurred and be continuing; or

          (n) Glatfelter shall cease to own, directly or indirectly, one hundred percent (100%) of the issued and outstanding membership interests of the Borrower; or

          (o) a Contribution Agreement Event shall have occurred;

          SECTION 7.02 REMEDIES ON DEFAULT, ETC.

          (a) Acceleration.

          (i) If an Event of Default with respect to the Borrower described in
Section 7.01(f), (g) or (h) (other than an Event of Default described in clause
(i) of Section 7.01(f) or described in clause (vi) of Section 7.01(f) by virtue of the fact that such clause encompasses clause (i) of Section 7.01(f)) has occurred, the principal of the Term Loan then outstanding, together with accrued interest thereon, and all other Obligations shall automatically become due and payable.

          (ii) If any other Event of Default has occurred and is continuing, the Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) declare the principal of and any accrued interest on the Term Loan and all other Obligations owing hereunder to be, whereupon the same shall become, due and payable immediately; (ii) exercise all remedies contained in any other Loan Document; and (iii) exercise any other remedies available at law or in equity.

Upon the Term Loan becoming due and payable under this Section 7.02, whether automatically or by declaration, all Obligations will forthwith mature and the entire unpaid principal amount of the Term Loan, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) all amounts required pursuant to Section 2.13 determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

          (b) Enforcement of Collateral. Upon the Term Loan becoming due and payable, whether automatically or by declaration, the Required Lenders may direct the Collateral Trustee to take any and all action with respect to the Collateral permitted under the Loan Documents, at law, in equity or otherwise, including, without limitation, to foreclose upon any or all of the Collateral and to draw under the Letter of Credit to the extent permitted to do so under the terms thereof.

          (c) Rescission. At any time after the Term Loan has been declared due and payable pursuant to Section 7.02(a)(ii), the Required Lenders, by written notice to the Borrower, may rescind and annul any such declaration and its consequences.

                             ARTICLE VIII. THE AGENT

          SECTION 8.01 APPOINTMENT OF AGENT.

Each Lender irrevocably appoints SunTrust Bank as the Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Agent. The Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

          SECTION 8.02 NATURE OF DUTIES OF AGENT.

The Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower that is communicated to or obtained by the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein) in the absence of its own gross negligence or willful misconduct. The Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Agent by the Borrower or any Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent. The Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

          SECTION 8.03 LACK OF RELIANCE ON THE AGENT.

Each of the Lenders acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

          SECTION 8.04 CERTAIN RIGHTS OF THE AGENT.

If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

          SECTION 8.05 RELIANCE BY AGENT.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

          SECTION 8.06 THE AGENT IN ITS INDIVIDUAL CAPACITY.

The bank serving as the Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The bank acting as the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or Affiliate of the Borrower as if it were not the Agent hereunder.

          SECTION 8.07 SUCCESSOR AGENT.

          (a) The Agent may resign at any time by giving at least 30 days' prior notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, subject to the approval by the Borrower (such approval not to be unreasonably withheld or delayed) provided that no Default or Event of Default shall exist at such time. If no successor Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank, insurance company or other financial institution organized under the laws of the United States of America or any state thereof or a bank, insurance company or other financial institution which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

          (b) Upon the acceptance of its appointment as the Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the


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

rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation under this Section 8.07 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation hereunder, the provisions of this Article VIII shall continue in effect for the benefit of such retiring Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Agent.

          SECTION 8.08 AUTHORIZATION TO EXECUTE OTHER LOAN DOCUMENTS.

Each Lender hereby authorizes the Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.

                            ARTICLE IX. MISCELLANEOUS

          SECTION 9.01 NOTICES.

          (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          To the Borrower:       GPW Virginia Timberlands LLC
                                 c/o P.H. Glatfelter Company
                                 96 South George Street Suite 400
                                 York, PA 17401
                                 Attention: Donald Gross
                                 Facsimile: 717-812-8964
                                 Attention: Thomas Bosley, VP & General Manager
                                 Facsimile: 717-225-4711

          To the Agent:          SunTrust Bank
                                 303 Peachtree Street, N. E.
                                 Atlanta, Georgia 30308
                                 Attention: Mark Flatin
                                 Telecopy Number: 804.782.5413

          To any other Lender:   the address set forth in the Administrative
                                 Questionnaire


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

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery.

          (b) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Term Loan and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Agent or the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in any such telephonic or facsimile notice.

          SECTION 9.02 WAIVER; AMENDMENTS.

          (a) No failure or delay by the Agent or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

          (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Agent with the consent of the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 9.02 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement, without the written consent of each Lender; (vii) release all or substantially all collateral (if any) securing any of the Obligations or agree to subordinate any Lien in such collateral to any other creditor, without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Agent or the Collateral Trustee without the prior written consent of the such Person. Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03), such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

          SECTION 9.03 EXPENSES; INDEMNIFICATION.

          (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of outside counsel and allocated cost of inside counsel for the Agent and its Affiliates, in connection with the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the Loan Documents (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 9.03, or in connection with the Term Loan, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Term Loan.

          (b) The Borrower shall indemnify the Agent (and any sub-agent thereof) and each Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all costs, losses, liabilities, claims, damages and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any Affiliate thereof arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan

Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of any of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom or
(iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Affiliate thereof, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee.

          (c) The Borrower shall pay, and hold the Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

          (d) To the extent that the Borrower fails to pay any amount required to be paid to the Agent, each Lender severally agrees to pay to the Agent such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such.

          (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof.

          (f) All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

          SECTION 9.04 SUCCESSORS AND ASSIGNS.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loan at the time owing to it); provided that any such assignment shall be subject to the following conditions:

          (i) Minimum Amounts.

               (A) in the case of an assignment of the entire remaining amount of the assigning Lender's portion of the Term Loan at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

               (B) in any case not described in paragraph (b)(i)(A) of this Section, the outstanding principal balance of the Term Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Acceptance, as of the Trade
Date) shall not be less than $1,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

          (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Term Loan assigned.

          (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

               (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and

               (B) the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender.

          (iv) Assignment and Acceptance. The parties to each assignment shall deliver to the Agent (A) a duly executed Assignment and Acceptance, which shall include a representation for the benefit of the Borrower that the assignee is a Qualified Purchaser, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender, and (D) the documents required under Section 2.15 if such assignee is a Foreign Lender.

          (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

          (vi) No Assignment to Natural Persons; Qualified Purchaser. No such assignment shall be made to a natural person or to a Person that is not a Qualified Purchaser.

     Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section
9.04. If the consent of the Borrower to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has actually been delivered by the assigning Lender (through the Agent) to the Borrower, unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

          (c) The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, the principal amount of the Term Loan owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). Information contained in the Register with respect to any Lender shall be available for inspection by such Lender at any reasonable time and from time to time upon reasonable prior notice; information contained in the Register shall also be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice. In establishing and maintaining the Register, the Agent shall serve as the Borrower's agent solely for tax purposes and solely with respect to the actions described in this Section, and the Borrower hereby agrees that, to the extent SunTrust Bank serves in such capacity, SunTrust Bank and its officers, directors, employees, agents, sub-agents and affiliates shall constitute "Indemnitees."

          (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent sell participations to any Person (other than a natural person, the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of the Term Loan owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

          (e) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 9.04 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement without the written consent of each Lender except to the extent such release is expressly provided under the terms of such guaranty agreement; or (vii) release all or substantially all collateral (if any) securing any of the Obligations. Subject to paragraph (f) of this
Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of (and shall have the related obligations under) Sections 2.12, 2.13, and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.07 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.12 and Section 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
PROCESS.

          (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York state court or federal court sitting in the County of New York and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agent and the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

          SECTION 9.06 WAIVER OF JURY TRIAL.

     EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN

DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.07 RIGHT OF SETOFF.

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Agent and each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by the Agent or any Lender to or for the credit or the account of the Borrower against any and all Obligations held by the Agent or any Lender, irrespective of whether the Agent or such Lender shall have made demand hereunder and although such Obligations may be unmatured. The Agent and Lenders agree promptly to notify the Borrower after any such set-off and any application made by the Agent or any Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

          SECTION 9.08 COUNTERPARTS; INTEGRATION.

     This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Fee Letter and the other Loan Documents constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

          SECTION 9.09 SURVIVAL.

     All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Term Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or the Lenders may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.11, 2.12, and 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loan, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Term Loan.

          SECTION 9.10 SEVERABILITY.

     Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 9.11 CONFIDENTIALITY.

     The Agent and the Lenders agree to take normal and reasonable precautions to maintain the confidentiality of (i) any information designated in writing as confidential and (ii) any and all information relating to the Installment Sale Transaction and provided to it by the Borrower or any Subsidiary, except that such information may be disclosed (i) to any Related Party of the Agent or the Lenders, including without limitation accountants, legal counsel and other advisors; provided that the Agent or the Lender disclosing such information first advises the party receiving such information that it is confidential as per the provisions of this Section and that the Agent or Lender shall be responsible for compliance by the party receiving the information with the provisions of this Section, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section, or which becomes available to the Agent or a Lender or any Related Party of the Agent or a Lender on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (ix) subject to provisions substantially similar to this Section 9.11, to any actual or prospective assignee or Participant, or (vi) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

          SECTION 9.12 INTEREST RATE LIMITATION.

     Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Term Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "CHARGES"), shall exceed the maximum lawful rate of interest (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Agent and the Lenders in accordance with applicable law, the rate of interest payable in respect of the Term Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Agent on behalf of the Lenders in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the


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

Federal Funds Rate to the date of repayment, shall have been received by the Agent on behalf of the Lenders.

          SECTION 9.13 QUALIFIED PURCHASER.

     Each Lender severally represents that it is a Qualified Purchaser.

                  (remainder of page left intentionally blank)


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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        GPW VIRGINIA TIMBERLANDS LLC


                                        By /s/ George B. Amoss, Jr.
                                           -------------------------------------
                                        Name: George B. Amoss, Jr.
                                        Title: President


                                        SUNTRUST BANK


                                        By /s/ Mark A. Flatin
                                           -------------------------------------
                                        Name: Mark A. Flatin

                                        Title: Managing Director

                     [SIGNATURE PAGE TO TERM LOAN AGREEMENT]